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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of Equity Investor Fund
Focus Series 1999 Year Ahead International Portfolio,
Defined Asset Funds:
We consent to the use in this Registration Statement No. 333-64567 of our opinion dated December 11, 1998, relating to the Statement of Condition of Equity Investor Fund Focus Series 1999 Year Ahead International Portfolio, Defined Asset Funds and to the reference to us under the heading
'Miscellaneous-- Auditors' in the Prospectus which is part of this Registration Statement.
DELOITTE & TOUCHE LLP
New York, N.Y.
December 11, 1998